Exhibit 4.2
ASGN INCORPORATED
THE GUARANTORS PARTY HERETO FROM TIME TO TIME
THE RELEASED PARTIES HERETO
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
SUPPLEMENTAL INDENTURE NO. 1
Dated as of June 7, 2021
to
4.625% SENIOR NOTES DUE 2028
INDENTURE
Dated as of November 22, 2019
SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”) dated as of June 7, 2021, among KSH Solutions, Inc., a Delaware corporation, Intersys Consulting, LLC, a Texas limited liability company, Intersys Consulting Mexico, LLC, a Texas limited liability company, DHA Engineering Solutions, LLC, a Delaware limited liability company, DHA Professional Services, LLC, a Delaware limited liability company and DHA Support Services, LLC, a Delaware limited liability company (each a “Released Entity” and, together, the “Released Entities”), and LeapFrog Systems, Inc., a Massachusetts corporation, Skyris LLC, a Virginia limited liability company and Integrated Solutions Management, Inc., a Florida corporation (each a “New Guarantor” and, together, the “New Guarantors”), and each a current or former subsidiary of ASGN INCORPORATED, a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer and certain Guarantors and the Trustee have heretofore executed an indenture, dated as of November 22, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 4.625% Senior Notes due 2028 (the “Notes”), initially in the aggregate principal amount of $550,000,000;
WHEREAS, Section 10.02 of the Indenture provides that under certain circumstances the Guarantees (as defined in the Indenture) of the Released Entities will terminate;
WHEREAS, Sections 4.11 and 10.07 of the Indenture provide that under certain circumstances the Issuer is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Released Entities, the New

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Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Release of Guarantee. The Guarantees of the Released Entities are hereby released and discharged.
3.    Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
4.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.01 of the Indenture.
5.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
7.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
ASGN INCORPORATED
By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: SVP, Chief Legal Officer and Secretary
KSH SOLUTIONS, INC.,
as a Released Entity
By: ECS FEDERAL, LLC, as successor in interest

By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Secretary

INTERSYS CONSULTING, LLC,
as a Released Entity
By: APEX SYSTEMS, LLC, as successor in interest

By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Assistant Secretary
INTERSYS CONSULTING MEXICO, LLC,
as a Released Entity
By: APEX SYSTEMS, LLC, as successor in interest

By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Assistant Secretary

[Signature Page to ASGN 2028 Notes Supplemental Indenture No. 1]

DHA ENGINEERING SOLUTIONS, LLC,
as a Released Entity
By: DHA GROUP, INC., as successor in interest

By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Secretary
DHA PROFESSIONAL SERVICES, LLC,
as a Released Entity
By: DHA GROUP, INC., as successor in interest

By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Secretary
DHA SUPPORT SERVICES, LLC,
as a Released Entity
By: DHA GROUP, INC., as successor in interest

By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Secretary
LEAPFROG SYSTEMS, INC.,
as a New Guarantor
By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Secretary
SKYRIS LLC,
as a New Guarantor
By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
[Signature Page to ASGN 2028 Notes Supplemental Indenture No. 1]

    Title: Secretary
INTEGRATED SOLUTIONS MANAGEMENT, INC.,
as a New Guarantor
By:     /s/ Jennifer Hankes Painter
    Name: Jennifer Hankes Painter
    Title: Secretary
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:     /s/ Lauren Costales
    Name: Lauren Costales
    Title: Assistant Vice President

[Signature Page to ASGN 2028 Notes Supplemental Indenture No. 1]